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                                                              EXHIBIT 10.41

                  INDEPENDENT CONTRACTOR CONSULTANCY AGREEMENT

          This Independent Contractor Consultancy Agreement (the "Consultancy Agreement") is made and entered into, effective as of February 1, 2000 ("Effective Date"), by and between Ross Stores, Inc., having a principal place of business at 8333 Central Avenue, Newark, California 94560-3433 ("Company") and Norman A. Ferber, an individual, having a principal place of business at 459 Hamilton Avenue, Palo Alto, California 94301 ("Contractor").

          1. ENGAGEMENT OF SERVICES. Company hereby retains Contractor to provide consulting services in connection with the management and operation of Company's business.

          2.   COMPENSATION.

               2.1 FEES. Company will pay Contractor an annual fee, upon receipt of invoice for services rendered, in the amount of $1,100,000, payable in equal monthly installments.

               2.2 EXPENSES. Contractor will be reimbursed only for reasonable expenses incurred in connection with Contractor's performance of services to Company under this Agreement, provided that Contractor promptly provides documentation for expenses as Company may reasonably request.

          3. INDEPENDENT CONTRACTOR RELATIONSHIP. Contractor's relationship with Company is that of an independent contractor, and nothing in this Consultancy Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. Contractor is not authorized to make any representation, contract or commitment on behalf of Company unless specifically requested or authorized in writing to do so by Company's Chief Executive Officer ("CEO"). Contractor will be solely responsible for obtaining any business or similar licenses required by any federal, state or local authority. Contractor is solely responsible for, and will file, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Consultancy Agreement. Contractor is solely responsible for expenses incurred in the course of performing services under this Consultancy Agreement, except as otherwise provided herein. No part of Contractor's compensation will be subject to withholding by Company for the payment of any social security, federal, state or any other employee payroll taxes. Company will regularly report amounts paid to Contractor by filing Form 1099-MISC with the Internal Revenue Service as required by law.

               3.1 METHOD OF PERFORMING SERVICES; RESULTS. In accordance with Company's objectives, Contractor will determine the method, details and means of performing the services required by this Consultancy Agreement. Company shall have no right to, and shall not, control the manner or determine the method of performing Contractor's services. Contractor shall perform such consulting services as shall be reasonably requested by Company's CEO.

               3.2 WORKPLACE, HOURS AND INSTRUMENTALITIES. Contractor may perform the services required by this Consultancy Agreement at any place or location and at such times as


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Contractor shall determine. Both Contractor and Company agree that Contractor will provide consulting services no more than 2-3 days per week and it is further understood that Contractor will not be available for consulting services during extended vacation periods. Contractor agrees to provide all tools and instrumentalities, if any, required to perform the services under this Consultancy Agreement.

          4. CONSULTING SERVICES IN CONNECTION WITH BUSINESS TRANSACTION. In addition to the fees set forth in subsection 2.1 above, upon the consummation of a Business Transaction (defined below) and provided that Ross' Board of Directors has requested that Ferber provide consulting services in connection with any such Business Transaction, Ross shall pay to Ferber an additional lump sum consulting fee in the amount of $1,500,000 (the "Lump Sum Fee"). Ferber shall be entitled to payment of the Lump Sum Fee with respect to any Business Transaction for which Ferber provided consulting services, notwithstanding that the consummation thereof occurred after the expiration or termination of this Consultancy Agreement, payable within a reasonable time of the close of such transaction. If the Lump Sum Fee is subject to the tax imposed by Section 4999 of the Internal Revenue Code (the "Excise Tax"), Ross shall reimburse Ferber in an amount such that, after deduction of any Excise Tax payments paid by Ferber, and any federal, state or local income tax and Excise Taxes paid as a result of such reimbursement, the net funds retained by Ferber shall be equal to the Lump Sum Fee. For purposes of this Consultancy Agreement, a Business Transaction shall be deemed to have occurred if:

                     (a) Any person or group (within the meaning of Rule 13d-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended), shall acquire, in or a series of transactions, whether through sale of stock or merger, ownership of stock of Ross that possesses more than 30% of the total fair market value or total voting power of the stock of Ross or any successor to Ross; or

                     (b) A merger in which Ross is a party, after which merger the stockholders of Ross do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the surviving company; or

                     (c) The sale, exchange, or transfer of all or substantially all of Ross' assets (other than a sale, exchange, or transfer to one or more corporations where the stockholders of Ross before and after such sale, exchange, or transfer, directly or indirectly, are the beneficial owners of at least a majority of the voting stock of the corporation(s) to which the assets were transferred).

          5.   CONFIDENTIALITY.

               5.1   CONFIDENTIAL INFORMATION.

                     (a) DEFINITION OF CONFIDENTIAL INFORMATION.
"Confidential Information" as used in this Consultancy Agreement shall mean any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current,


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future and proposed products and services of Company, Company's suppliers and customers, and includes, without limitation, Company innovations, Company property, and Company's information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information.

                     (b) NONDISCLOSURE AND NONUSE OBLIGATIONS. Except as permitted in this section, Contractor shall neither use nor disclose the Confidential Information. Contractor may use the Confidential Information solely to perform services for the benefit of Company. Contractor agrees that Contractor shall treat all Confidential Information of Company with the same degree of care as Contractor accords to Contractor's own Confidential Information, but in no case less than reasonable care. Contractor agrees not to communicate any information to Company in violation of the proprietary rights of any third party. Contractor will immediately give notice to Company of any unauthorized use or disclosure of the Confidential Information and agrees to assist Company in remedying any such unauthorized use or disclosure.

                     (c) EXCLUSIONS FROM NONDISCLOSURE AND NONUSE
OBLIGATIONS. Contractor's obligations under Section 4.1(b) ("Nondisclosure and Nonuse Obligations") with respect to any portion of the Confidential Information shall not apply to any such portion which Contractor can demonstrate, (a) was in the public domain at or subsequent to the time such portion was communicated to Contractor by Company through no fault of Contractor; (b) was rightfully in Contractor's possession free of any obligation of confidence at or subsequent to the time such portion was communicated to Contractor by Company; or (c) was developed by Contractor independently of and without reference to any information communicated to Contractor by Company. A disclosure of Confidential Information by Contractor, either (a) in response to a valid order by a court or other governmental body, (b) otherwise required by law, or (c) necessary to establish the rights of either party under this Consultancy Agreement, shall not be considered to be a breach of this Consultancy Agreement or a waiver of confidentiality for other purposes; provided, however, that Contractor shall provide prompt prior written notice thereof to Company to enable Company to seek a protective order or otherwise prevent such disclosure.

               5.2 OWNERSHIP AND RETURN OF COMPANY PROPERTY. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs, blueprints, studies, memoranda, specifications, lists, and all other tangible media of expression) furnished to Contractor by Company, whether delivered to Contractor by Company or made by Contractor in the performance of services under this Consultancy Agreement (collectively, the "Company Property") are the sole and exclusive property of Company or Company's suppliers or customers, and Contractor hereby does and will assign to Company all rights, title and interest Contractor may have or acquire in the Company Property. Contractor agrees to keep all Company Property at Contractor's premises unless otherwise permitted in writing by Company. At Company's request and no later than five (5) days after such request, Contractor shall destroy or deliver to Company, at Company's option, (a) all Company Property, (b) all tangible media of expression in Contractor's possession or control which incorporate or in which are fixed any Confidential Information, and (c) written certification of Contractor's compliance with Contractor's obligations under this sentence.


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          6.   OBSERVANCE OF COMPANY RULES. At all times while on Company's premises, Contractor will observe Company's rules and regulations with respect to conduct, health and safety and protection of persons and property.

          7. NO CONFLICT OF INTEREST. Contractor may perform services for any other person or entity so long as Contractor's performance of such services does not interfere, or become incompatible or inconsistent with Contractor's obligations to, or the scope of services rendered for, Company under this Consultancy Agreement. Contractor warrants that, to the best of Contractor's knowledge, there is no other contract or duty on Contractor's part that conflicts with or is inconsistent with this Consultancy Agreement. Contractor agrees that during the term of this Consultancy Agreement, Contractor shall not provide any labor, work, services or assistance to (whether as an officer, director, employee, partner, agent, owner, independent contractor or otherwise) Burlington Coat Factory Warehouse Corporation, Dillard Department Stores, Inc., The Federated Stores, Filene's Basement Corp., The TJX Companies, Inc., The May Department Stores Company, and/or Value City Department Stores, Inc., as well as all subsidiaries, divisions and/or the surviving entity of any of the above that do business in the retail industry in the event of a merger or acquisition.

          8.   TERM AND TERMINATION.

               8.1 TERM. This Consultancy Agreement is effective as of the Effective Date set forth above and will continue until January 31, 2001 ("Consultancy Termination Date"). This Consultancy Agreement is renewable upon the mutual consent of both parties. The terms of such renewal must be in writing and signed by both Company and Contractor.

               8.2 TERMINATION OF AGREEMENT PRIOR TO THE CONSULTANCY TERMINATION DATE. Contractor shall receive the full annual fee specified in subsection 2.1, regardless of whether this Agreement terminates prior to the Consultancy Termination Date, unless the Agreement is terminated by Company for Cause or by Contractor without Good Reason. For purposes of this Agreement, "Cause" shall mean Contractor's breach of sections 5 ("Confidentiality") and 7 ("No Conflict of Interest") and "Good Reason" shall mean Company's material breach of this Agreement.

               8.3 SURVIVAL. The rights and obligations contained in Sections 4 ("Consulting Services In Connection With Business Transaction"), 5 ("Confidential Information"), 8.2 ("Survival"), and 9 ("General Provisions") will survive any termination or expiration of this Consultancy Agreement.

          9.   GENERAL PROVISIONS.

               9.1 SUCCESSORS AND ASSIGNS. The rights and obligations of Company under this Consultancy shall inure to the benefit of and shall be binding upon the successors and assigns of Company. Contractor may not assign Contractor's rights, subcontract or otherwise delegate its obligations under this Agreement without Company's prior written consent. This shall not, however, prevent Contractor from employing employees to assist in Contractor's rendering of services to Company under Contractor's supervision, as deemed necessary by Contractor.


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               9.2   GOVERNING LAW. This Consultancy Agreement shall be
governed in all respects by the laws of the United States of America and by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in California, as applicable, for any matter arising out of or relating to this Consultancy Agreement, except that in actions seeking to enforce any order or any judgment of such federal or state courts located in California, such personal jurisdiction shall be nonexclusive.

               9.3 SEVERABILITY. If any provision of this Consultancy Agreement is held by a court of law to be illegal, invalid or unenforceable,
(i) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and (ii) the legality, validity and enforceability of the remaining provisions of this Consultancy Agreement shall not be affected or impaired thereby.

               9.4 WAIVER; AMENDMENT; MODIFICATION. No term or provision hereof will be considered waived by the parties, and no breach excused by the parties, unless such waiver or consent is in writing signed by that party. The waiver by the parties of, or consent by the parties to, a breach of any provision of this Consultancy Agreement by the other party, shall not operate or be construed as a waiver of, consent to, or excuse of any other or subsequent breach by that party. This Consultancy Agreement may be amended or modified only by mutual agreement of authorized representatives of the parties in writing.

               9.5 ENTIRE AGREEMENT. This Consultancy Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter, including the relevant terms from the parties' prior Amended and Restated Employment Agreement and its subsequent amendments. The terms of this Consultancy Agreement will govern all services undertaken by Contractor for Company.

               9.6 NOTICE. For the purposes of this Consultancy Agreement, notices, demands and all other communications provided for in the Consultancy Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:               Norman A. Ferber
                                            459 Hamilton Avenue
                                            Palo Alto, CA 94301

         If to the Company:                 Ross Stores, Inc.
                                            8333 Central Avenue
                                            Newark, CA 94560-3433
                                            Attention:  Corporate Secretary



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or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

               9.7 ARBITRATION. In the event of any dispute or claim relating to or arising out of this Consultancy Agreement, all such disputes shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association in Alameda County, California; provided, however, that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's trade secrets or proprietary information.

          IN WITNESS WHEREOF, the parties have executed this Consultancy Agreement on the dates shown below.


Company:                                   Contractor:

ROSS STORES, INC.                          NORMAN A. FERBER

By: /s/ Michael Balmuth                    By: /s/ Norman A. Ferber

Name: Michael Balmuth                      Title: Chairman of the Board

Title: Vice Chairman & CEO                 Date: 6/5/00

Date: 6/5/00



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